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                                                                      Exhibit 59

EXECUTION VERSION

                                    AGREEMENT

                            Dated 12TH JANUARY, 2005
                                'E'2,400,000,000

                            REVOLVING CREDIT FACILITY

                                       FOR

                                 OLIMPIA S.p.A.

                                   ARRANGED BY

 Banca Intesa S.p.A., MCC S.p.A., UniCredit Banca Mobiliare S.p.A., Calyon S.A.
  Succursale di Milano, Morgan Stanley Bank International Limited, Milan Branch
                   and Societe Generale, Succursale di Milano

                           as Mandated Lead Arrangers

                                      WITH

                              Banca di Roma S.p.A.

                                as Facility Agent





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                                    CONTENTS

Clause                                                                 Page

1.    Interpretation 27
2.    Facility 39
3.    Purpose 41
4.    Conditions Precedent 41
5.    Utilisation - Loans 42
6.    Repayment 44
7.    Prepayment, Cancellation and Collateral 44
8.    Interest 50
9.    Terms 51
10.   Market Disruption 52
11.   Taxes 53
12.   Increased Costs 55
13.   Mitigation 56
14.   Payments 57
15.   Representations 58
16.   Information Covenants 61
17.   Financial Covenants 63
18.   General Covenants 63
19.   Events of Default 65
20.   The Administrative Parties 68
21.   Evidence and Calculations 73
22.   Fees 74
23.   Indemnities and Break Costs 74
24.   Expenses 76
25.   Amendments and Waivers 76
26.   Changes to the Parties 78
27.   Disclosure of Information 81
28.   set-off 82
29.   Pro Rata Sharing 82
30.   Severability 83
31.   Counterparts 84
32.   Notices 84
33.   Language 85
34.   Governing Law 85
35.   Enforcement 86

Schedule

Original Parties..........................................................87
Conditions Precedent Documents............................................88
Form of Request...........................................................90
Form of Transfer Certificate..............................................91
Form of Compliance Certificate............................................93
Security Agreements.......................................................94
Release Certificate.......................................................95

            Signatories    96





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                   THIS AGREEMENT is dated 12TH January, 2005

         BETWEEN:

(15)     OLIMPIA S.p.A. (the Company);

(16) Banca Intesa S.p.A., MCC S.p.A., UniCredit Banca Mobiliare S.p.A., Calyon S.A. Succursale di Milano, Morgan Stanley Bank International Limited, Milan Branch and Societe Generale, Succursale di Milano as arrangers (in this capacity the Mandated Lead Arrangers);

(17) Banca Intesa S.p.A., MCC S.p.A., and Unicredit Banca Mobiliare S.p.A as global coordinators (in this capacity the Global Coordinators);

(18) THE FINANCIAL INSTITUTIONS listed in Allegato 1 (Original Parties) as original lenders (the Original Lenders); and

(19)     Banca di Roma S.p.A. as facility agent (in this capacity the Facility
         Agent).

IT IS AGREED as follows:

15.      INTERPRETATION

15.1     Definitions

         In this Agreement:

         Administrative Party means a Mandated Lead Arranger or the Facility Agent.

         A Existing Indebtedness means indebtedness incurred under:

                  (e) a 'E'1,800,000,000 revolving facility agreement entered into by the Company on 30th October, 2001 with INTESABCI S.p.A. and UNICREDIT BANCA MOBILIARE S.p.A. as Mandated Lead Arrangers and Bookrunners and BANCA DI ROMA S.p.A. as Facility Agent, Security Agent and Collateral Monitoring Agent (the October Facility); and

                  (f) a 'E'200,000,000 revolving credit facility entered into by the Company on 19th August, 2004 with Mediobanca S.p.A.; and

                  (g) a 'E'100,000,000 revolving credit facility entered into by the Company on 19th December, 2003 with Banca di Roma S.p.A.

         Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         Antonveneta Loan Agreement means the 'E'180,759,915 loan agreement entered into by the Company on 3rd October, 2001 with Banca Antoniana Popolare Veneta S.c.a.r.l..

         Availability Period means:





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                  (h)      when designated Tranche A, the period from and
                           including the Closing Date to and including the date falling two months after the Closing Date;

                  (i) when designated Tranche B, the period from and including the date of this Agreement to and including the Final Maturity Date (subject to the Term selected being one, two, three or six months or such other period agreed by the Company and the Lenders subject always to such period not ending after the Final Maturity Date); and

                  (j) when designated Tranche C, the period from and including the Closing Date to and including the Expiry Date.

         Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 37.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid on a date other than the last day of the Term applicable to that amount.

         Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Milan and which is also a TARGET Day.

         Calculation Date means the first Business Day of each month following the date of this Agreement.

         Cash means cash, including cash in a current bank account:

                  (a) that is not subject to a Security Interest other than a Security Interest under a Security Agreement, or

                  (b) the repayment of such cash is not contingent on the satisfaction of any condition relating to the performance by the Company of its obligations.

         Cash Deposits means time deposits of cash for a term not exceeding 90 days with a bank or financial institution with a short term rating of at least A2 by Standard and Poor's Corporation or P2 granted by Moody's Investors Services, Inc and to which the Company alone is beneficially entitled and so long as (i) such cash is not subject to a Security Interest other than a Security Interest under a Security Agreement or
         (ii) the repayment of such cash is not contingent on the satisfaction of any condition relating to the performance by the Company of its obligations.

         Cash Equivalents means Cash, Cash Deposits and/or Marketable
         Securities.

         C Existing Indebtedness means indebtedness incurred under:

                  (k) a 'E'250,000,000 bond issued by the Company on 20th November, 2001 to Monte dei Paschi di Siena S.p.A.; and

                  (l) a 'E'1,032,920,000 bond issued by the Company on 5th October, 2001 to Bell S.A., of which approximately 'E'2.8 million, as a nominal value, was still outstanding as at 30 September 2004.

         Closing Date means the date on which the first utilisation is made under the Facility.





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         Collateral means the TI Shares, the TI Convertible Bonds, the TI
         Warrants and/or the Cash Equivalents.

         Collateral Value means the aggregate value of the TI Shares, the TI Convertible Bonds, the TI Warrants and the Cash Equivalents secured in favour of the Lenders from time to time pursuant to the terms of a Security Agreement. Other than during the negotiation period referred to in Clause 21.3(a)(ii)(C) (Mandatory prepayment - change of control), such aggregate value shall be calculated as follows:

                  (m) the value of the TI Shares shall be calculated using the price determined monthly on the Calculation Date by the Facility Agent by reference to the average quoted price (prezzo ufficiale) on the Milan stock exchange of Telecom Italia S.p.A. ordinary shares for the preceding 25 consecutive Trading Days;

                  (n) the value of the TI Convertible Bonds shall be calculated using the price determined monthly on the Calculation Date by the Facility Agent by reference to the average quoted price (prezzo ufficiale) of TI Convertible Bonds on the Milan stock exchange for the preceding 25 consecutive Trading Days;

                  (o) the value of the TI Warrants shall be calculated using the price determined monthly on the Calculation Date by the Facility Agent by reference to the average quoted price (prezzo ufficiale) of TI Warrants on the Milan stock exchange for the preceding 25 consecutive Trading Days;

                  (p) the value of the Marketable Securities shall be calculated using the price determined monthly on the Calculation Date by the Facility Agent by reference to the average quoted price of each Marketable Security on the relevant Italian market for the preceding 25 Business Days; and

                  (q) the value of the Cash and Cash Deposits shall be calculated by reference to the principal amount of the Cash or Cash Deposit plus accrued interest in each case calculated on the Calculation Date, it being agreed that (i) if there is a suspension from trading of a security (the Suspended Security) of not more than seven Trading or Business Days, as the case may be, and accordingly the quoted price for the preceding 25 consecutive Trading Days or, in the case of paragraph
         (d) above, Business Days, is not available, the value of the Suspended Security shall, in relation to any affected Calculation Date, be calculated by reference to the last 25 Trading Days or Business Days (as the case may be) on which the Suspended Security was not suspended from trading; or (ii) where the suspension from trading of a Suspended Security is for a period of greater than seven Trading or Business Days, as the case may be, the value of the Suspended Security shall be calculated by an independent expert nominated by the Facility Agent after consultation with the Company.

         Commitment means:

                  (r)      for an Original Lender:

                           (1) the amount set out opposite its name in the fifth column of Allegato 1 (Original Parties); and





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                           (2)      when designated Tranche A, Tranche B or
                                    Tranche C, the amount set out opposite its name in the second, third or fourth column (respectively) of Allegato 1 (Original Parties),

                  in each case under the heading Commitments and the amount of any other Commitment it acquires under this Agreement; and

                  (s) for any other Lender, the amount of any Commitment it acquires under this Agreement,

         to the extent not cancelled, transferred or reduced under this Agreement.

         Compliance Certificate means a certificate substantially in the form of Allegato 5 (Form of Compliance Certificate) setting out the calculations of the financial covenants.

         Demerger means a demerger or direct transfer to, or assumption by, Hopa or an Affiliate of Hopa of a percentage of the assets and liabilities of the Company equal to the aggregate shareholding held by Hopa and/or any Affiliate of Hopa in the Company at the relevant time.

         Edizione Finance International S.A. means Edizione Finance International S.A., having its registered office in Place de L'Armees 1, L-1136 Luxembourg.

         Edizione Holding S.p.A. means Edizione Holding S.p.A. having its registered office in Cal Maggiore 23, 31100 Treviso, Italy.

         EURIBOR means for a Term of any Loan or overdue amount in euro:

                  (t)      the applicable Screen Rate; or

                  (u) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Milan time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

         euro means the single currency of the Participating Member States.

         Event of Default means an event specified as such in Clause 33 (Events of Default).

         Expiry Date means the 20 November 2006 or any other later date agreed by the Company with holders of the MPS Bond as the maturity date for that bond provided that under no circumstances shall such later date fall after 20 May 2007.

         Facility means:

                  (v) the Tranche A revolving credit facility referred to in Clause 16.1(a) (Facility);

                  (w) the Tranche B revolving credit facility referred to in Clause 16.1(b) (Facility); and





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                  (x)      the Tranche C revolving credit facility referred to
                           in Clause 16.1(c) (Facility).

         Facility Office means the office(s) notified by a Lender to the Facility Agent:

                  (y)      on or before the date it becomes a Lender; or

                  (z)      by not less than five Business Days' notice,

         as the office(s) through which it will perform its obligations under this Agreement.

         Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

         Final Maturity Date means the fifth anniversary of the date of this Agreement.

         Finance Document means:

                  (aa)     this Agreement;

                  (bb)     any Security Agreement;

                  (cc) any other document designated in writing as such by both the Facility Agent and the Company.

         Finance Party means a Lender or an Administrative Party.

         Financial Indebtedness means without double counting and excluding shareholders' loans, any indebtedness of the Company in respect of:

                  (dd)     borrowed money;

                  (ee) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock;

                  (ff) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

                  (gg) any derivative transaction not entered into in connection with the hedging strategy of the Company (and when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

                  (hh) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

                  (ii) any amount raised under any other transaction (including any forward sale or purchase agreement) required by GAAP to be shown as a borrowing in the "Civilistico" of the Company; and

                  (jj)     financial guarantees.




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         GAAP means the accounting principles issued in Italy by Consiglio
         Nazionale dei Dottori Commercialisti e dei Ragionieri or, in their absence, the accounting principles issued by the International Accounting Standards Board or any other accounting principles generally accepted in Italy.

         Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

         Holinvest means Holinvest S.p.A., having its registered office in Corso Zanardelli 32, 25100 Brescia, Italy.

         Hopa means Hopa S.p.A., having its registered office in Corso Zanardelli 32, 25100 Brescia, Italy.

         Imposta Sostitutiva means the imposta sostitutiva provided by article 15 e.s. of the Italian Presidential Decree No. 601/1973.

         Increased Cost means:

                  (kk)     an additional or increased cost; or

                  (ll) a reduction of an amount due and payable under any Finance Document,

         which is incurred or suffered by a Finance Party but only to the extent attributable to that Finance Party having entered into this Agreement or funding or performing its obligations under this Agreement.

         Interbanca Loan Agreement means the 'E'77,468,534 loan agreement entered into by the Company on 3rd October, 2001 with Interbanca S.p.A..

         Lender means:

                  (mm)     an Original Lender; or

                  (nn) any person which becomes a Lender after the date of this Agreement.

         Loan means the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

         Majority Lenders means, at any time, Lenders:

                  (oo) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 51 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

                  (pp) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 51 per cent. or more of the Total Commitments; or

                  (qq) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 51 per cent. or more of the Total Commitments immediately before the reduction.





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         Margin means the rate per annum calculated in accordance with Clause
         22.3 (Margin adjustments).

         Marketable Securities means debt securities denominated in euro issued or guaranteed by the government or central bank of, the United States, Japan, Germany, the United Kingdom, Italy, Canada or France which are not convertible into any other form of security, rated at least AA (by Standard & Poor's Ratings Services) or equivalent and which have a maturity not exceeding 12 months and which are not subject to a Security Interest other than a Security Interest under a Security Agreement.

         Material Adverse Effect means a material adverse effect on the financial condition of the Company which will cause the Company to be unable to perform its payment obligations under this Agreement.

         Maturity Date means the last day of the Term of a Loan.

         MPS Bond means the 'E'250,000,000 bond convertible into Telecom Italia Mobile S.p.A. shares issued by the Company on 14 November 2001 and subscribed by Monte dei Paschi di Siena S.p.A..

         MPS Loan Agreement means the 'E'516,456,000 loan agreement entered into by the Company on 3rd October, 2001 with Monte dei Paschi di Siena S.p.A..

         Net Financial Position means the amount set out as "posizione finanziaria netta" in financial statements ("bilancio civilistico") of the Company determined (subject to Clause 30.1) in accordance with GAAP as at December 2004.

         Original Financial Statements means the audited financial statements of the Company for the year ended 31 December 2003.

         Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic and Monetary Union.

         Party means a party to this Agreement.

         Pirelli & C. S.p.A. means Pirelli & C. S.p.A., having its registered office in via G. Negri 10, 20123 Milan, Italy.

         Permitted Transferee means:

                  (rr) in the case of Pirelli & C. S.p.A. or any Permitted Transferee of Pirelli & C. S.p.A., any Subsidiary of Pirelli & C. S.p.A.; and

                  (ss) in the case of Edizione Finance International S.A. or any Permitted Transferee of Edizione Finance International S.A., any company that is, or is a wholly owned Subsidiary of, Edizione Holding S.p.A.

         Pro Rata Share means:





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                  (tt)     for the purpose of determining a Lender's share in a
                           utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and

                  (uu)     for any other purpose on a particular date:

                           (1) the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

                           (2) if there is no Loan outstanding on that date, the proportion which a Lender's Tranche A Commitment, Tranche B Commitment or Tranche C Commitment bears respectively to the Total Tranche A Commitments, the Total Tranche B Commitments or the Total Tranche C Commitments (as the case may be) on that date; or

                           (3)      if the Total Commitments have been
                                    cancelled, the proportion which a Lender's
                                    Commitment bore to the Total Commitments immediately before being cancelled.

         Qualifying Lender means a Lender which at that time:

                  (vv) is authorised or licensed to carry out banking activities within the territory of the Republic of Italy, and qualifies as a "banca autorizzata in Italia" pursuant to paragraph 2(d) of legislative Decree No. 385 dated 1st September, 1993 and lends through a Facility Office in the Republic of Italy; or

                  (ww) is a branch office in the Republic of Italy of an institution which is authorised or licensed in a country which is a member state of the European Union to carry out banking activities; and

         in each case is deemed the ultimate beneficial owner for tax purposes of any payments received under the Finance Documents and is tax resident in the Republic of Italy pursuant to applicable Italian tax laws for the purposes of payments received under the Finance Documents and any such payment is booked in its accounting records and considered as its own business income ("reddito d'impresa") according to Article 81 or 152(1) as the case may be of Presidential Decree No. 917 of 22nd December, 1986 as amended and substituted from time to time.

         Rate Fixing Day means the second TARGET Day before the first day of a Term.

         Reference Banks means the Facility Agent, Unicredit Banca d'Impresa S.p.A., JPMorgan Chase Bank and Societe Generale S.A. and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

         Release Certificate means a certificate executed and delivered by the Company substantially in the form of Allegato 7 (Release Certificate).

         Repeating Representations means the representations which are deemed to be repeated under Clause 29.13 (Times for making representations).

         Request means a request for a Loan, substantially in the form of Allegato 3 (Form of Request).





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         Rollover Loan means one or more Loans:

                  (xx) made or to be made on the same day that a maturing Loan is due to be repaid;

                  (yy) the aggregate amount of which is equal to or less than the maturing Loan; and

                  (zz) made or to be made for the purpose of refinancing a maturing Loan.

         Screen Rate means the percentage rate per annum determined by the Banking Federation of the European Union, for the relevant currency and Term displayed on Telerate Screen page 248 or if such page is not available on the relevant Reuters page. If the relevant pages are replaced or the service ceases to be available, the Facility Agent (in agreement with the Company acting reasonably and after consultation with the Lenders) may specify another page or service displaying the appropriate rate. If no such page or service displays an appropriate rate or agreement is not reached within 3 Business Days, the rate will be established by the Reference Banks.

         Security Agreement means each security agreement listed in Allegato 6 (Security Agreements) and any other security agreement required to be entered into in accordance with the terms of this Agreement.

         Security Interest means any mortgage, pledge, lien, charge, or other security interest securing any obligation of any person.

         Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and controlling an entity for this purpose means holding more than 50 per cent. of its voting rights.

         Super Majority Lenders means, at any time, Lenders:

                  (aaa) whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

                  (bbb) if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

         (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

         TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

         Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.





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         Tax Payment means a payment made by the Company to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Company in respect of Tax under any Finance Document.

         Telecom Italia S.p.A. means Telecom Italia S.p.A., having its registered office in piazza Affari 2, 20123 Milan, Italy.

         Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

         TI Convertible Bonds means debt securities issued by Telecom Italia S.p.A. and listed on the Milan stock exchange that are freely convertible into ordinary shares in the capital of Telecom Italia S.p.A..

         TI Shares means ordinary issued and voting shares in Telecom Italia S.p.A..

         TI Warrants means warrants for the purchase or subscription of ordinary shares in the capital of Telecom Italia S.p.A. listed on the Milan Stock Exchange.

         Total Commitments means:

                  (ccc) the aggregate of the Commitments of all the Lenders, set out in the fifth column of Allegato 1 (Original Parties) under the heading Total Commitments; and

                  (ddd) when designated Tranche A, Tranche B or Tranche C, the aggregate of the Commitments of all the Lenders set out in the second, third or fourth column (respectively) of Allegato 1 (Original Parties) under the heading Total Commitments.

         Total Outstandings means at any time, the aggregate of all outstanding Loans, then outstanding.

         Trading Days means a day on which the Milan stock exchange is open for trading.

         Tranche A means the tranche described Clause 16.1(a) (Facility).

         Tranche B means the tranche described in Clause 16.1(b) (Facility).

         Tranche C means the tranche described in Clause 16.1(c) (Facility).

         Transfer Certificate means a certificate, substantially in the form of Allegato 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.

         Utilisation Date means each date on which the Facility is utilised.

         VTL means, on any date, the percentage determined by the following formula:

                                       CV
                                 --------------- x 100
                                       TO

         where:





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         CV means the Collateral Value of the Collateral secured in favour of the Lenders under a Security Agreement on that date taking into account any additions or releases of Collateral pursuant to a Security Agreement on that date; and

         TO means the Total Outstandings on that date taking into account any proposed utilisations on that date and any repayments and prepayments due to be made on that date.

15.2     Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

         (ii) assets includes properties, revenues and rights which are treated as assets pursuant to GAAP;

         (iii) an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

         (iv) an obligation to consult means to inform and discuss, but shall under no circumstances mean that any decision to be made following consultation is subject to approval or agreement;

         (v) indebtedness includes any unconditional obligation (whether incurred as principal or as surety) for the payment or repayment of money;

         (vi) know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

         (vii) a person includes any individual, firm, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

         (viii) a regulation includes any regulation, rule, official directive or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ix) a currency is a reference to the lawful currency for the time being of the relevant country;

         (x) an Event of Default being outstanding or continuing means that it has not been remedied or waived;

         (xi) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

         (xii) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

         (xiii) a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

         (xiv) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

         (xv)     a time of day is a reference to Milan time.

(b) Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

         (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

         (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

         (iii) notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

(d)      Unless the contrary intention appears:

         (i) a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

         (ii) a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

         (iii) any obligation of the Company under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents.

(e)      The headings in this Agreement do not affect its interpretation.

15.3     Commitment references

         References to the Commitment of Morgan Stanley Bank International Limited, Milan Branch in relation to Tranche A, Tranche B and Tranche C, shall be construed as references to the aggregate Commitment in relation to Tranche A, Tranche B and Tranche C of Morgan Stanley Bank International Limited, Milan Branch and Morgan Stanley European Funding, Inc. (in such proportions as Morgan Stanley Bank International Limited notifies to the Facility Agent from time to time) and Morgan Stanley European Funding, Inc. is a party as a Lender to give effect to such Commitment (as so notified).

16.      FACILITY

16.1     Facility

         Subject to the terms of this Agreement, the Lenders make available to the Company the following revolving credit facilities:

         (a) Tranche A: a revolving credit facility under which the Lenders shall when requested by the Company pursuant to a Request, make:

                  (i) Loans during the Tranche A Availability Period or pursuant to Clause 16.2(a) (Additional Borrowings); and

                  (ii) Rollover Loans from and including the date of this Agreement to and including the Final Maturity Date,

                  in each case under Tranche A denominated in euros in an aggregate principal amount not exceeding the Total Tranche A Commitments;

         (b) Tranche B: a revolving credit facility under which the Lenders shall when requested by the Company pursuant to a Request, make:

                  (i)      Loans during the Tranche B Availability Period; and

                  (ii) Rollover Loans from and including the date of this Agreement to and including the Final Maturity Date,

                  in each case under Tranche B denominated in euros in an aggregate principal amount not exceeding the Total Tranche B Commitments;

         (c) Tranche C: a revolving credit facility under which the Lenders shall when requested by the Company pursuant to a Request, make:

                  (i) Loans during the Tranche C Availability Period or pursuant to Clause 16.2(b) (Additional Borrowings); and

                  (ii) Rollover Loans from and including the date of this Agreement to and including the Final Maturity Date,

                  in each case under Tranche C denominated in euros in an aggregate principal amount not exceeding the Total Tranche C Commitments.

16.2     Additional Borrowings

(a) Any amount of a Tranche A Loan prepaid in accordance with Clause 21.3 (Mandatory prepayment - change of control), but only to the extent that
         (i) the obligation to prepay arose as a result of an event set out in Clause 21.3(a)(i), 21.3(a)(iii) and 21.3(a)(iv) occurring; (ii) such event has been remedied and (iii) the remedy was effected within three months of the underlying event occurring, Clause 21.4 (Mandatory prepayment for VTL requirement) or Clause 7.5 (Voluntary prepayment) or repaid on the last day of its Term other than to the extent that a Rollover Loan refinanced it or as a result of a mandatory prepayment under Clauses 21.1 (Mandatory prepayment - illegality), 21.2 (Mandatory Prepayment - Unlawfulness) or Clause 21.3 (Mandatory prepayment - change of control) (other than in the circumstances set out above) may (subject to the conditions precedent to utilisation set-out in this Agreement and to the amount reborrowed not exceeding the amount so prepaid or repaid) be reborrowed in whole or in part at any time up to and including the Final Maturity Date (subject always to the Term selected being 1, 2, 3 or 6 months or such other period as the Company and the Lenders agree and provided always that such period does not end after the Final Maturity Date) provided that any such Loan is utilised either (a) to purchase TI Shares or (b) for other general corporate purposes consistent with the object of the Company as detailed in section 2 of the by laws of the Company in force as at 4th November
         2004.

(b) Any amount of a Tranche C Loan prepaid in accordance with Clause 21.3 (Mandatory prepayment - change of control), but only to the extent that
         (i) the obligation to prepay arose as a result of an event set out in Clause 21.3(a)(i), 21.3(a)(iii) and 21.3(a)(iv) occurring, (ii) such event has been remedied and (iii) the remedy was effected within three months of the underlying event occurring, Clause 21.4 (Mandatory prepayment for VTL requirement) or Clause 7.5 (Voluntary prepayment) or repaid on the last day of its Term other than to the extent that a Rollover Loan refinanced it or as a result of a mandatory prepayment under Clauses 21.1 (Mandatory prepayment - illegality), 21.2 (Mandatory Prepayment - Unlawfulness) or Clause 21.3 (Mandatory prepayment - change of control) (other than in the circumstances set out above) may (subject to the conditions precedent to utilisation set-out in this Agreement and to the amount reborrowed not exceeding the amount so prepaid or repaid) be reborrowed in whole or in part at any time up to and including Final Maturity Date (subject always to the Term selected being 1, 2, 3 or 6 months or such other period as the Company and the Lenders agree and provided always that such period does not end after the Final Maturity Date) provided that any such Loan is utilised either
         (a) to purchase TI Shares or (b) for other general corporate purposes consistent with the object of the Company as detailed in section 2 of the by laws of the Company in force as at 4th November 2004.

16.3     Nature of a Finance Party's rights and obligations

         Unless all the Finance Parties and the Company agree otherwise:

         (a) The obligations of a Finance Party under the Finance Documents are several;

         (b) failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

         (c) no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

         (d) the rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights;

         (e) a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

         (f) any debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

17.      PURPOSE

17.1     Purpose

(a) The proceeds of Tranche A shall solely be utilised: (i) to refinance in full the A Existing Indebtedness; and (ii) in the circumstances described in Clause 16.2(a), to finance the purchase of TI Shares, and for other general corporate purposes consistent with the object of the Company as detailed in section 2 of the by-laws of the Company in force as at 4th November, 2004.

(b) The proceeds of Tranche B shall solely be utilised for discharging costs, interest (other than interest in respect of Tranche B), fees, commission and expenses incurred in connection with the Facility and for general corporate purposes, including the purchase of TI Shares.

(c) The proceeds of Tranche C shall solely be utilised: (i) to refinance in full the C Existing Indebtedness including costs, interest, fees, commission and expenses incurred or accrued thereunder or in respect thereof; and (ii) in the circumstances described in Clause 16.2(b), to finance the purchase of TI Shares, and for general corporate purposes consistent with the object of the Company as detailed in section 2 of the by-laws of the Company in force as at 4th November, 2004.

(d) Notwithstanding anything else in this Agreement, the Company acknowledges and agrees that it must not use the proceeds of any Loan for the purpose of any real estate transaction which may be effected before the Final Maturity Date.

17.2     No obligation to monitor

         No Finance Party is bound to monitor or verify the utilisation of the Facility.

18.      CONDITIONS PRECEDENT

18.1     Conditions precedent documents

         No Request may be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Allegato 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent, acting reasonably. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

18.2     Conditions precedent to first utilisation under Tranche A and Tranche B

         The obligations of each Lender to participate in the first utilisation under Tranche A and the first utilisation under Tranche B are subject to the further conditions precedent that the Facility Agent has notified the Company and the Lenders (which it shall do promptly) that:

         (a) in the case of the first utilisation under Tranche A or Tranche B (whichever occurs first), it has received the Security Agreement listed in paragraph (b) of Allegato 6 (Security Agreements) in form and substance satisfactory to the Facility Agent; and

         (b) in the case of the first utilisation under Tranche A or Tranche B (whichever occurs first), on the Utilisation Date for that Loan, VTL is equal to or greater than 130 per cent. and, in the case of the first utilisation of Tranche A or Tranche B (whichever of those Tranches which is not utilised first), on or before the Utilisation Date for that Loan, additional Collateral has been secured in favour of the Lenders under a Security Agreement for this purpose so that on that Utilisation Date the VTL, looking solely at the Tranche A or, as the case may be, the Tranche B Loan to be made on that Utilisation Date and that additional Collateral secured in favour of the Lenders pursuant to a Security Agreement, is equal to or greater than 130 per cent,

18.3     Conditions precedent to first utilisation under Tranche C

         The obligations of each Lender to participate in each utilisation under Tranche C (other than a Rollover Loan or a Loan to be made in the circumstances described in Clause 16.2(b)) up until the date on which all of Tranche C is drawn down are subject to the further conditions precedent that the Facility Agent has notified the Company and the Lenders (which it shall do promptly) that:

         (a) it has received the Security Agreement listed in paragraph (c) of Allegato 6 (Security Agreements) in form and substance satisfactory to the Facility Agent; and

         (b) on or before the Utilisation Date for that Loan, additional Collateral has been secured in favour of the Lenders under a Security Agreement for this purpose so that on that Utilisation Date the VTL, looking solely at that Loan and that additional Collateral secured in favour of the Lenders pursuant to a Security Agreement, is equal to or greater than 120 per cent.

18.4     Further conditions precedent

         The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that

         (a) on both the date of the Request and the Utilisation Date for that Loan:

                  (i) the Repeating Representations are correct in all material respects;

                  (ii) no Event of Default is outstanding or would result from the Loan; and

         (b) for any utilisation under Tranche A, B or C other than the ones described in Clause 18.2 or 18.3, on the Utilisation Date for that Loan, VTL is greater than 110 per cent.

18.5     Maximum number of Loans

         The Company may not deliver a Request if as a result of the proposed Utilisation 15 or more Loans would be outstanding.

19.      UTILISATION - LOANS

19.1     Giving of Requests

(a) The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 3 p.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)      Each Request is irrevocable.

19.2     Completion of Requests

         A Request for a Loan will not be regarded as having been duly completed unless:

         (a)      the Utilisation Date is a Business Day:

                  (i) in the case of a Loan other than a Rollover Loan, falling within the applicable Availability Period or made in accordance with Clause 16.2 (Additional Borrowings) and;

                  (ii) in the case of a Rollover Loan, falling prior to the Final Maturity Date;

         (b)      the amount of the Loan requested is:

                  (i) for the first Request under Tranche A, in a minimum amount of 'E'1,800,000,000 and for the purpose of refinancing the A Existing Indebtedness;

                  (ii) for each subsequent Request under Tranche A, a minimum of 'E'25,000,000;

                  (iii) for each request under Tranche B, a minimum of 'E'1,000,000;

                  (iv) for each request under Tranche C, a minimum of 'E'25,000,000;

                  (v) for the maximum undrawn amount available under the applicable Tranche of the Facility on the proposed Utilisation Date; or

                  (vi)     such other amount as the Facility Agent may agree;
                           and

         (c)      the proposed Term complies with this Agreement.

         Only one Loan may be requested in a Request.

19.3     Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan by no later than 10 a.m. on the Rate Fixing Day for the proposed Utilisation Date.

(b) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)      No Lender is obliged to participate in a Loan if, as a result:

         (i) its share of Loans under a given Tranche would exceed that Lender's Commitment in respect of that Tranche; or

         (ii) all Loans under a given Tranche would exceed the Total Commitment in respect of that Tranche; or

         (iii) all Loans under the Facility would exceed the Total Commitment for the Facility.

(d) If the conditions set out in this Agreement have been met, each Lender must, through its Facility Office, advance its share in the Loan through the Facility Agent to the Company on the Utilisation Date.

20.      REPAYMENT

(a)      The Company must repay each Loan in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(c) Without prejudice to the Company's obligation to repay the full amount of each Loan on its Maturity Date, on the date of any Rollover Loan drawn by the Company, the amount of the Loan to be repaid and the amount to be drawn down by the Company on that date shall be netted off against each other so that the amount of cash which the Company is actually required to pay or, as the case may be, the amount of cash which the Lenders are actually required to pay to the Company shall be the net amount.

(d) All amounts outstanding in respect of the Facility must be repaid in full on the Final Maturity Date and from such date may not be re-borrowed.

21.      PREPAYMENT, CANCELLATION AND COLLATERAL

21.1     Mandatory prepayment - illegality

(a) A Lender must notify the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)      After notification under paragraph (a) above:

         (i) the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

         (ii)     the Commitment of that Lender will be immediately cancelled.


(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

         (i)      the last day of the current Term of that Loan; or

         (ii) if earlier, and unless otherwise agreed between the Company and the relevant Lender, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law or regulation.

21.2     Mandatory Prepayment - Unlawfulness

         If:

         (a) it becomes unlawful for the Company to perform any of its obligations under the Finance Documents; or

         (b) any Finance Document is not effective in accordance with its terms or is declared in writing by the Company to be ineffective in accordance with its terms for any reason,

         then all amounts outstanding under this Agreement shall become due and payable immediately prior to the performance becoming illegal or the Finance Document becoming ineffective and the Company shall immediately repay all such amounts in full and the Total Commitments hereunder shall be irrevocably cancelled in full (but so that where the unlawfulness described in sub-paragraph (a) above relates to only some of the Lenders, the Clause 21.2 will only apply to the affected Lenders' shares of amounts outstanding under this Agreement and only the affected Lenders' Commitments).

21.3     Mandatory prepayment - change of control

(a)      For the purposes of this Clause:

         a change of control occurs if:

         (i) Pirelli & C. S.p.A. and/or Edizione Finance International S.A.. and/or any Permitted Transferee ceases to own and control in aggregate of at least 50 per cent. plus one share of the issued share capital and voting rights of the Company; or

         (ii) any person or group of persons acting in concert (other than the Company and/or its shareholders and/or any Permitted Transferee):

                  (A) acquires 50 per cent. plus one share of the issued ordinary and voting share capital of Telecom Italia S.p.A., or

                  (B) acquires from the Company at least 50 per cent. of its holding of the issued ordinary and voting shares in Telecom Italia S.p.A. and is held by CONSOB officially, (i.e. publicly and in writing) to be officially controlling Telecom Italia S.p.A. and such decision is not contested in good faith and in any event dismissed within six months from the making of such decision, or

                  (C) (other than following an acquisition from the Company of at least 50 per cent. of its holding of the issued ordinary and voting shares in Telecom Italia S.p.A.) is held by CONSOB officially (i.e. publicly and in writing) to be officially controlling Telecom Italia S.p.A. and following negotiations in good faith for a period of not less than ninety days from such decision, during which the TI Shares must not be de-listed and the Collateral Value will be calculated once every 15 Business Days by reference to the average quoted price for the immediately preceding 15 Business Day period, the Company and the Facility Agent (acting on the instructions of the Super Majority Lenders) have failed to agree a basis on which the Facility may continue to be available; or

         (iii) the Company ceases to be one of the three largest holders of the issued ordinary and voting shares of Telecom Italia S.p.A.; or

         (iv) Pirelli & C. S.p.A. and/or any Permitted Transferee of Pirelli & C. S.p.A ceases to own at least 30 per cent. of the issued ordinary and voting share capital of the Company,

         unless the change of control is, or is a result of, a merger involving the Company, in which the surviving entity is:

         (v) the Company following a merger with a company controlled 100 per cent. by the Company, or with any other company (provided that Pirelli & C. S.p.A. and/or Edizione Holding S.p.A. and/or any Permitted Transferee own and control in aggregate at least 50 per cent. plus one share of the issued share capital and voting rights of the surviving entity), or with any shareholder of the Company which on the Signing Date is not a financial institution or with Telecom Italia S.p.A.; or

         (vi) any shareholder of the Company which on the date of this Agreement is not a financial institution; or

         (vii)    Telecom Italia S.p.A.; or

         (viii) any company which is controlled by one or more of the entities listed under (vi) and (vii) above, jointly or solely and for this purpose controlling a company means holding more than 50 per cent of its voting capital.

(b) The Company, immediately upon becoming aware that a change of control has occurred, must notify the Facility Agent.

(c) Following receipt of a notification under paragraph (b) above, if the Majority Lenders so require, by a notice to the Company from the Facility Agent, all outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents shall become due and payable on the date two Business Days after the date of the notice (or on any later date specified in the notice)and the effect of such notice from the Facility Agent to the Company shall be that,

         (i)      (A)      to the extent the notification relates to an
                           event occurring under any of sub-paragraphs
                           (i), (iii) or (iv) of Clause 21.3(a) (each a
                           Relevant Event), the Total Commitments will be irrevocably and automatically cancelled in full (without the need for a further notice) on the date falling three months after the date on which the Relevant Event occurred to the extent on such date the circumstances referred to in sub-paragraphs
                           (i), (iii) or (iv)(as the case may be) of 21.3(a) have not ceased to apply; and

                  (B)      in all other circumstances, the Total
                           Commitments will be irrevocably cancelled in full; and

         (ii) all outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents shall become due and payable on the date two Business Days after the date of the notice (or on any later date specified in the notice).

                  Any such notice delivered in accordance with paragraph (c) above shall take effect in accordance with its terms.

21.4     Mandatory prepayment for VTL requirement

(a) On each Calculation Date the Facility Agent shall promptly notify the Company of the prices to be used for the purposes of the definition of "Collateral Value" in relation to that Calculation Date and the actual VTL on that Calculation Date.

(b) If the VTL on a Calculation Date is 110 per cent. or less, the Company shall, within five Business Days of the receipt of such notification, notify the Facility Agent whether or not it shall:

         (i) secure further Collateral in favour of the Lenders by executing and registering the appropriate security documents in form and substance satisfactory to the Facility Agent, acting reasonably, and delivering additional Collateral to be held under a Security Agreement, or

         (ii)     voluntarily prepay the Facility in whole or in part,

         in each case in an amount sufficient to ensure that the VTL is equal to at least 130 per cent. on the date of the further securing or prepayment.

(c) A prepayment of part of a Loan further to point (b) (ii) above must be in a minimum amount of 'E'25,000,000 for a Tranche A Loan or a Tranche C Loan, and in a minimum amount of 'E'1,000,000 for a Tranche B Loan.

(d) The Company shall perform the elected option within seven Business Days from the date of its notification to the Facility Agent.

(e)      If the Company either:

         (i) fails to notify the Facility Agent within five Business Days as required under subclause (b) above, or

         (ii) notifies the Facility Agent that it does not wish to exercise either of the options in 21.4(b)(i) and 21.4(b)(ii) above; or

         (iii) having elected to exercise either the option in 21.4(b)(i) or 21.4(b)(ii) above, subsequently fails to comply with the requirements of that option within the seven Business Day period,

                  then, it must immediately prepay all outstanding Loans together with accrued interest and all other amounts accrued under the Finance Documents.

21.5     Voluntary prepayment

(a) The Company may, by giving not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b) A prepayment of part of a Loan must be in a minimum amount of 'E'25,000,000 for a Tranche A Loan or a Tranche C Loan, and in a minimum amount of 'E'1,000,000 for a Tranche B Loan.

21.6     Automatic cancellation

         The Commitment of each Lender under a Tranche in relation to any amount which has never been utilised under that Tranche will be automatically cancelled at the close of business on the last day of the Availability Period for that Tranche. The remainder of the Commitment will continue to be available, subject to the terms of this Agreement, for utilisations as described in Clause 16.2 and will be irrevocably cancelled in full on the Final Maturity Date.
21.7     Voluntary cancellation

(a) Subject to paragraph (d) below the Company may, by giving not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b) Partial cancellation of the Total Commitments must be in a minimum amount of 'E'50,000,000 or the remaining Commitments in a tranche where this is less than 'E'50,000,000.

(c) Any cancellation in part will be applied against the Commitment of each Lender pro rata.

(d) The Company may only cancel in whole or in part the unutilised amounts of the Tranche C Commitments to the extent that it provides the Facility Agent with a certificate confirming that it has sufficient funds or availability of funds to repay in full the amount then outstanding of the C Existing Indebtedness.

21.8     Optional reduction of Collateral

         At any time when the VTL then calculated is at least equal to 140 per cent., the Company may, at its sole discretion, request that the Facility Agent (on behalf of the Lenders) release part of the Collateral by delivering a Release Certificate, provided that the VTL remains, following such release, at least equal to 130 per cent., whereupon, the Facility Agent (on behalf of the Lenders) shall promptly give effect to such release with effect from the date on which the Facility Agent has received a duly completed Release Certificate.

21.9     Optional Additional Collateral

         The Company at its option may secure additional Collateral by executing and registering the appropriate security documents in form and substance satisfactory to the Facility Agent acting reasonably and delivering additional Collateral to be held under a Security Agreement, provided that the VTL, following such injection, will not be less than 120 per cent.

21.10    Involuntary prepayment and cancellation

(a)      If the Company is, or will be, required to pay to a Lender:

         (i)      a Tax Payment; or

         (ii)     an Increased Cost,
         the Company may while the requirement continues give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)      After notification under paragraph (a) above:

(i) the Company must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)     the Commitment of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Loan will be:

         (i)      the last day of the Term for that Loan; or

         (ii) if earlier, the date specified by the Company in its notification.

21.11    Application

         All amounts prepaid under Clause 21.4 (Mandatory prepayment for VTL requirement) or Clause 21.5 (Voluntary prepayment) will be applied in prepayment of the principal amount of the Loans then outstanding as specified by the Company and, if not specified, will be applied against prepayment of the principal amount of Loans then outstanding) under:

         (a)      first, Tranche A;

         (b)      second, Tranche B; and

         (c)      third, Tranche C,

         and in each case unless expressly provided otherwise, against, each Lenders share in the relevant Loans (or each Lender's relevant Commitment, as the case may be) pro rata.

21.12    Re-borrowing of Loans

(a) Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement.

(b) Save as otherwise provided in this Agreement, any mandatory or involuntary prepayment of a Loan may not be re-borrowed excluding for the avoidance of doubt a prepayment under Clause 21.3(c), Clause 21.4(b)(ii) or a repayment under Clause 20(a).

21.13    Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f) If the Facility Agent receives a notice under this Clause 21 (Prepayment, Cancellation and Collateral) it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

22.      INTEREST

22.1     Calculation of interest

         The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a) Margin (calculated in accordance with Clause 22.3 (Margin adjustments) below; and

(b)      EURIBOR.

22.2     Payment of interest

         Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of its Term.

22.3     Margin adjustments

(a) The Margin in respect of the first utilisation under Tranche A and Tranche B shall be 1.00 per cent. per annum and shall apply for the duration of its Term.

(b) The Margin for each other Loan will be calculated in accordance with the table below and shall be determined by the Facility Agent two Business Days prior to the Utilisation Date by reference to VTL on the Utilisation Date for such Loan. The Margin so determined by the Facility Agent shall apply for the duration of that Term.

         ------------------------------------------------ -------------------------------------------------------
                                                                                 Column 2
                            Column 1                                              Margin
                               VTL                                        (per cent. per annum)
         ------------------------------------------------ -------------------------------------------------------
          Greater than 110 per cent. but less than 130                             1.05
                            per cent.
         ------------------------------------------------ -------------------------------------------------------
           Equal to or greater than 130 per cent. but                              1.00
                     less than 150 per cent.
         ------------------------------------------------ -------------------------------------------------------
             Equal to or greater than 150 per cent.                                0.95
         ------------------------------------------------ -------------------------------------------------------

22.4     Interest on overdue amounts

(a) If the Company fails to pay any amount payable by it under this Agreement, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

         (i)      select successive terms of any duration up to three months;
                  and

         (ii)     determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph 22.4 (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

         (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

         (ii) the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

         After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph 8.4(b) above.

(d) Interest (if unpaid) on an overdue amount will not be compounded with that overdue amount at the end of each of its Terms but the accrued interest will at all times be immediately due and payable.

22.5     Notification of rates of interest

         The Facility Agent must promptly notify each Party of the determination of a Margin or a rate of interest under this Agreement.

22.6     Interest cap

         For the avoidance of doubt, notwithstanding any other provision hereof, if at any time the interest rate stated to be payable under this Agreement would cause a breach of Italian usury law, then the rate of interest payable under this Agreement shall be capped at the maximum amount permitted to be payable under Italian usury law.

23.      TERMS

23.1     Selection

(a)      Each Loan has one Term only.

(b)      The Company must select the Term for a Loan in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

(d) The Term of the first Loan made under Tranche A may, notwithstanding the terms of this sub-clause, be the period specified by the Company in the Request as being the period which matches the period to the next interest payment date under the October Facility.

23.2     No overrunning the Final Maturity Date

         If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

23.3     Notification

         The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

24.      MARKET DISRUPTION

24.1     Failure of a Reference Bank to supply a rate

         If EURIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (Milan time) on a Rate Fixing Day, the applicable EURIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

24.2     Market disruption

(a) In this Clause, each of the following events is a market disruption event:

         (i) EURIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by
                  12.00 noon (Milan time) on the Rate Fixing Day; or

         (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that the cost to them of obtaining matching deposits in the European interbank market is in excess of EURIBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

         (i)      Margin; and

         (ii) rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

24.3     Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

(c) Should no agreement be reached during the period referred to in paragraph (a) above and while the market disruption event is continuing, each Lender (acting reasonably and in good faith) shall communicate to the Facility Agent its cost of funding its share in the affected Loan as described in Clause 24.2(c) for each Term and the component of interest on such Loan for the purposes of Clause 24.2(c)(ii) for that Lender and that Term shall be the rate so notified.

25.      TAXES

25.1     General

         In this Clause Tax Credit means a credit against any Tax or any relief or remission for, or repayment of, any Tax (or its repayment).

25.2     Tax gross-up

(a) The Company must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b) If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) If a Tax Deduction is required by law to be made by the Company or the Facility Agent, the amount of the payment due from the Company will (to the extent that the beneficiary of such payment is a Qualifying Lender) be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law or by the relevant double taxation treaty applicable and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e) Within three months of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(f) Each Finance Party shall provide all documents required and co-operate with the Company in completing any applicable procedural formalities necessary for the Company to make payments without a Tax Deduction or with minimum Tax Deduction allowed by law or by the relevant double taxation treaty applicable.

25.3     Tax indemnity

(a) Except as provided below, the Company shall pay to a Finance Party an amount equal to any loss, liability or cost which that Finance Party determines has been suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

         (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

         (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

         if that Tax is imposed on or calculated by reference to the net income or revenue received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c) A Finance Party making or intending to make a claim under paragraph (a) above must promptly and, in any event, within two months of becoming aware of the relevant loss, liability or cost, notify the Facility Agent of the event which will give, or has given, rise to the claim following which the Facility Agent shall notify the Company. A Finance Party shall not be entitled to payment of any amount under paragraph
         (b) above which is attributable to any period before the date two months before the date the Finance Party notifies the Facility Agent of the loss, liability or cost.

25.4     Tax Credit

         If the Company makes a Tax Payment and the relevant Finance Party acting reasonably and in good faith determines that:

         (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

         (b)      it has used and retained that Tax Credit,

         the Finance Party must pay an amount to the Company which that Finance Party determines acting reasonably and in good faith will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Company. A Finance Party paying a Tax Credit shall provide the Company with reasonable details of its calculation of the Tax Credit, subject to Clause 27.2 (Conduct of business by a Finance Party).

25.5     Stamp taxes

         The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax (including, for the avoidance of doubt, Imposta Sostitutiva) payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

25.6     Value added taxes

(a) Any amount payable under a Finance Document by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

26.      INCREASED COSTS

26.1     Increased costs

         Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party as a result of:

         (a) the introduction of, or any change in, or any change in the prevailing interpretation, administration or application of, any law or regulation; or

         (b)      compliance with any law or regulation,

         made after the date of this Agreement.

26.2     Exceptions

         The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

         (a) compensated for under another Clause or would have been but for an exception to that Clause;

         (b) a tax, or attributable to a tax, on the overall net income of a Finance Party or any of its Affiliates;

         (c) attributable to any period before the date falling two months before the Finance Party notifies the Facility Agent (which as soon as is reasonably practicable, notify the Company) of the Increased Cost; or

         (d) attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

26.3     Claims

(a) A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim within two months after becoming aware of it, following which the Facility Agent will promptly notify the Company.

(b) Each Finance Party must, as soon as practicable after a demand by the Facility Agent (which shall make this demand if so requested by the Company) provide a certificate containing reasonable evidence of the amount of its Increased Cost.

27.      MITIGATION

27.1     Mitigation

(a) Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

         (i) any Tax Payment or Increased Cost being payable to that Finance Party;

         (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

         (iii) that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank

         (iv) it being unlawful for the Company to perform any of its obligations under the Finance Documents,

         including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

(c) The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(d) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

27.2     Conduct of business by a Finance Party

         No term of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

28.      PAYMENTS

28.1     Place

         Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank in Milan, as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

28.2     Funds

         Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in that currency in the place for payment.

28.3     Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in Milan, as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for the Company in or towards payment (as soon as practicable after receipt) of any amount due from the Company under the Finance Documents.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.
28.4     Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(c) Each other amount payable under the Finance Documents is payable in euros.

28.5     No set-off or counterclaim

         All payments made by the Company under the Finance Documents must be made without and free and clear of any deduction for set-off or counterclaim.

28.6     Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

28.7     Partial payments

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Company under the Finance Documents in the following order:

         (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

         (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by the Super Majority Lenders, vary the order set out in subparagraphs (a)(ii) to (iv) above.

(c)      This Subclause will override any appropriation made by the Company.

28.8     Timing of payments

         If a Finance Document does not provide for when a particular payment is due, that payment will be due within twenty Business Days of demand by the relevant Finance Party.

29.      REPRESENTATIONS

29.1     Representations

         The representations set out in this Clause are made by the Company to each Finance Party.

29.2     Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of Italy.

(b) It has the power to own its assets and carry on its business as it is being conducted.

29.3     Legal validity

         Subject to any general principles of law limiting its obligations as referred to in any legal opinion delivered under this Agreement each Finance Document and each Fee Letter to which it is a party is its legally binding, valid and enforceable obligation.

29.4     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Fee Letters do not conflict with:

         (a)      any law or regulation applicable to it;

         (b)      its constitutional documents; or

         (c)      any agreement which is binding upon it or any of its assets.

29.5     No Event of Default

         No Event of Default is outstanding or will result from the making of a Loan.

29.6     Pari passu ranking

         The Company's payment obligations under the Finance Documents rank at least pari passu with all its other unsecured and unsubordinated payment obligations other than payment obligations which have priority by operation of law applicable generally to companies.

29.7     Authorisations

         All authorisations and licences required by the Company under Italian law for the purpose of enabling the Company to execute and perform its obligations under the Finance Documents and the Fee Letters or for the purpose of the validity and enforceability of, or admissibility into evidence in Italy of, the Finance Documents and the Fee Letters have been obtained or effected (as appropriate) and are in full force and effect, subject, in the case of the Security Agreements, to appropriate formalities and registration requirements.

29.8     Litigation

         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are likely to be adversely determined and which, if adversely determined, would have a Material Adverse Effect, have been commenced against it.

29.9     Jurisdiction/governing law

(a) The choice of English Law as the governing law of this Agreement will be recognised and enforced in Italy, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to this Agreement.

(b) Any judgment obtained in England in relation to this Agreement will be recognised and enforced in Italy, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to this Agreement.

29.10    Principal Business

         Its principal business is that of a holding company or that which would result from a merger or demerger which is not prohibited under this Agreement.

29.11    Title to assets

(a) No Security Interest exists over the assets of the Company which is prohibited under Subclause 32.3 (Negative pledge).

(b) The Company is the legal owner free of any Security Interest (subject to the registration of the release of the Security Interest securing the October Facility) of any Collateral which it purports to grant as security to the Lenders under any Security Agreement.

29.12    No winding up or insolvency

(a)      It is not unable to pay its debts as they fall due or insolvent;

(b)      it has not admitted its inability to pay its debts as they fall due;

(c)      no moratorium has been declared in respect of any of its indebtedness;

(d)      no step has been taken by the Company with a view to a moratorium under
         (c) above or similar arrangement with any of its creditors;

(e) no meeting of its shareholders has been convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution has been passed (except, in each case, where in connection with or for the purpose of an amalgamation, demerger, merger or reconstruction permitted under this Agreement);

(f) no person has presented a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution (except, in each case, where in connection with or for the purpose of an amalgamation, demerger, merger or reconstruction not prohibited under this Agreement), other than where the petition is frivolous or vexatious and is being contested in good faith and is in any event discharged within 60 days of the petition being filed;

(g) no order for its winding-up, administration or dissolution has been made which is not being contested in good faith and with due diligence provided that to the extent that any such order is being so contested it is in any event discharged within 60 days of the date of the relevant order;

(h) no liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer has been appointed in respect of it or a substantial part of its assets and any such appointment is not being contested in good faith and with due diligence provided that to the extent that any such appointment is being so contested it is in any event discharged within 60 days of the date of the relevant appointment;

(i) no shareholder, director or other officer has requested the appointment of, or given notice of its intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer;

(j) no other analogous step or procedure has been taken in any jurisdiction having regard to the foregoing provisions of this Clause 29.12 which is not being contested in good faith and with due diligence provided that to the extent that any such step or procedure is being so contested, it is in any event discharged within 30 days of the date of the relevant step or procedure; and

(k) no attachment, sequestration, distress or execution has affected any of its asset(s) having an aggregate value of at least 'E'50,000,000 which has not been discharged within 60 days.

29.13    Times for making representations

(a) The representations set out in this Clause are made by the Company on the date of this Agreement.

(b)      Save in the case of Subclause:

         (i)      29.4(Non-conflict);

         (ii)     29.8 (Litigation); and

         (iii)    29.10 (Principal Business),

         each representation is deemed to be repeated by the Company on the date of each Request and the first day of each Term.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

30.      INFORMATION COVENANTS

30.1     Financial statements

(a) The Company must make available to the Facility Agent its audited financial statements for each of its financial years ending after the date of this Agreement to the Facility Agent in sufficient copies for all the Lenders.

(b) All financial statements must be supplied promptly when publicly available.

(c) Except as provided to the contrary in this Agreement, each set of financial statements delivered by the Company pursuant to this Clause
         30.1 is to be prepared in accordance with GAAP. If GAAP utilised by the Company as at 31 December 2004 at any time changes in a way that has or will have an impact on the calculation to the covenants set our in Clause 31 (Financial Covenants) and/or any calculation under Clause
         22.3 (Margin adjustments) then:

         (i) the Company must promptly notify the Facility Agent of such change;

         (ii) the Company and Facility Agent must enter into discussions in good faith for a period or not more than 30 days to discuss the consequences of such change on the calculations of the covenants in this Clause 31 (Financial Covenants) with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change to GAAP had not happened. Any agreement between the Company and the Facility Agent pursuant to this Clause will be, with the prior consent of the Super Majority Lenders, binding on all the Parties. If no agreement is reached on the required amendments to this Agreement, the Company must supply with each set of financial statements a reconciliation statement in sufficient but reasonable detail to allow the covenants in Clause 31 (Financial Covenants) to be tested on the basis of prevailing GAAP at that time.

30.2     Compliance Certificate

(a) The Company must supply to the Facility Agent a Compliance Certificate twice a year (on or before 31 October and within 30 calendar days after the annual audited financial statements become publicly available in final form) setting out (in reasonable detail) computations as to compliance with Clause 31 (Financial Covenants) as at the date as at which the balance sheet in those financial statements was drawn up.

(b) A Compliance Certificate must be signed by one authorised signatory of the Company.

30.3     Notification of Event of Default

         The Company must notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

30.4     Know your customer requirements

(a)      If:

         (i) the introduction of or any change in (or in the prevailing interpretation, administration or application of) any law or regulation made after the date of this Agreement;

         (ii) any change in the status of the Company after the date of this Agreement; or

         (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

         obliges the Facility Agent or any Lender (or, in the case of paragraph
         (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence which is not prevented from doing so by any law or regulation, as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b) Each Lender shall promptly upon the request of the Facility Agent supply or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

31.      FINANCIAL COVENANTS

31.1     Interpretation

(a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b) No item must be credited or deducted more than once in any calculation under this Clause.

31.2     VTL

         On each Utilisation Date VTL must comply with the applicable provisions of Clause 18.2, Clause 18.3 or Clause 18.4(b).

31.3     Net financial position

         Net Financial Position of the Company to be less than 'E'4,000,000,000 (measured on a half-yearly basis).

32.      GENERAL COVENANTS

32.1     General

         The Company agrees to be bound by the covenants set out in this Clause relating to it.

32.2     Authorisations

         The Company must promptly obtain, maintain and comply with the terms of any authorisation or licence required under Italian law or regulation to enable it to perform its obligations under, or necessary to ensure the validity or enforceability or admissibility into evidence of, any Finance Document.

32.3     Negative pledge

(a) Except as provided below, the Company must own, free from any Security Interest at signing. TI Shares, TI Convertible Bonds and/or TI Warrants (the Buffer), the value of which (calculated on the Closing Date by the Facility Agent by reference to the average quoted price (prezzo ufficiale) of TI Shares, TI Convertible Bonds and/or TI Warrants on the Milan stock exchange for the preceding 25 consecutive Trading Days) is equal to 115 per cent. of the sum (as at the date of this Agreement) of the outstanding principal amounts under MPS Loan Agreement, Antonveneta Loan Agreement and Interbanca Loan Agreement (the "Unsecured Loan Agreements"), until their respective repayments. The obligation in this sub-clause is the "Negative Pledge".

(b) The Negative Pledge will cease to apply, and security may be created over the Buffer, if and to the extent that:

         (i) the Unsecured Loan Agreements are refinanced or rescheduled by borrowings with all the scheduled repayment dates falling at least one month after the Final Maturity Date; or

         (ii) the Unsecured Loan Agreements are refinanced or rescheduled by borrowings with any scheduled repayment date falling sooner than one month after the Final Maturity Date (the Company having used reasonable efforts to refinance or reschedule as described in (i)) and the Mandated Lead Arrangers have, following a request from the Company, either consented to that refinancing or have provided the refinancing themselves. The consent of the Mandated Lead Arrangers will be deemed to have been given if none of them(1) commit to provide a refinancing facility on terms equivalent to that offered to the Company by one or more financial institutions (reflecting economic terms consistent with market conditions at the time the provision of the facility is required), with a term at least three months longer than that offered by the other financial institution or institutions, and with an initial VTL of 130 per cent. within ten Business Days of the Company's request or do not execute loan documentation evidencing the terms of that facility.

(c) To the extent that the loans under the Unsecured Loan Agreements are only refinanced or rescheduled as described in (ii) above in part, the Negative Pledge will cease to apply to a percentage of the Buffer equal to the percentage of the loans referred to in subclause (a) above being refinanced.

(d) Should the loans under the Unsecured Loan Agreements be prepaid, repaid or, utilised to finalise the Demerger, partially or totally, the number of TI Shares, TI Convertible Bonds and/or TI Warrants which are subject to the Negative Pledge will be reduced accordingly.

(e) TI Shares, TI Convertible Bonds and/or TI Warrants subject to the Negative Pledge may be utilised by the Company for the purpose of securing further Collateral under Clause 21.4 (Mandatory prepayment for VTL requirement). In this event there will be no breach of the Negative Pledge in respect of the TI Shares, TI Convertible Bonds and/or TI Warrants so utilised.

         The Negative Pledge does not apply to any Security Interest constituted by the Security Agreements.

32.4     Mergers

         The Company may not enter into any legal amalgamation, or legal merger or legal demerger otherwise than with the prior written consent of the Majority Lenders (not be unreasonably withheld), except for:

________________

         (a) mergers with any entity that the Company controls (solely or jointly), directly or indirectly and any entity that controls (solely or jointly), directly or indirectly, the Company and for this purpose controlling an entity means holding more than 50 per cent of its voting capital;

         (b) (i) a merger (fusione per incorporazione) between the Company and a company which is 100 per cent. owned by the Company and to which a percentage of the assets and liabilities of Holinvest have previously been transferred by way of a demerger (scissione parziale) or (ii) the direct transfer to, or assumption by, the Company of such a percentage of such a company's assets and liabilities; and

         (c)      the Demerger.

32.5     Hedging

         The Company must within six months of the Closing Date enter into interest rate hedging arrangements for a period ending on the Final Maturity Date in respect of at least 60 per cent. of the aggregate amount of the Loans outstanding (measured half-yearly). Such hedging arrangements will take into consideration the economics of the Company and the market conditions prevailing at that time and will be aimed at fixing or capping the effective interest rate payable by the Company in respect of the applicable percentage of the Loans. At the Facility Agent's request, the Company shall provide promptly reasonable evidence thereof subject to the provisions of Clause 41.

33.      EVENTS OF DEFAULT

33.1     Events of Default

         Each of the events set out in this Clause is an Event of Default.

33.2     Non-payment

         The Company does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless (other than as the case of a non-payment under Clause
         21.4 (Mandatory prepayment for VTL requirement)) the non-payment is remedied within five Business Days of the due date or (in the case of a non-payment under Clause 7.4 (Mandatory prepayment for VTL requirement)) the non-payment is caused by technical or administrative error and is remedied within three Business Days of the due date.

33.3     Breach of other obligations

(a) The Company does not comply with any term of Clause 32.5 (Hedging) unless such non-compliance is remedied within two months of the earlier of the Facility Agent giving notice of that non-compliance to the Company.

(b) The Company does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

         (i)      is capable of remedy; and

         (ii) is remedied within twenty days of the Facility Agent giving notice of that non-compliance to the Company.

33.4     Misrepresentation

         A representation made or repeated by the Company in any Finance Document or in any Request is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

         (a)      are capable of remedy; and

         (b) are remedied within twenty days of the Facility Agent giving notice of the misrepresentation to the Company.

33.5     Cross-default

         Any of the following occurs in respect the Company:

         (a) any of its Financial Indebtedness is not paid when due (after the expiry of any applicable grace period and any grace period in the event of default clause in the agreement under which that Financial Indebtedness was advanced);

         (b)      any of its Financial Indebtedness:

                  (i)      becomes prematurely due and payable;

                  (ii)     is placed on demand; or

                  (iii) is entitled to be declared due and payable by its creditor prior to its specified maturity (and remains entitled to be declared so due and payable for a period of five Business Days), in each case, as a result of an event of default (howsoever described);

         unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) or (b) above is less than 'E'30,000,000 or its equivalent.

33.6     Insolvency

         Any of the following occurs in respect of the Company:

         (a)      it is unable to pay its debts as they fall due or insolvent;

         (b)      it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on its debts generally or announces an intention to do so, except where (i) the obligation to pay is being contested in good faith, and
                  (ii) the suspension is not due to financial difficulties;

         (d) by reason of actual or anticipated financial difficulties, it begins negotiations with its creditors for the rescheduling of its indebtedness; or

         (e)      a moratorium is declared in respect of its indebtedness.

33.7     Insolvency proceedings

(a)      Except as provided below, any of the following occurs in respect of the
         Company:

         (i) any step is taken by the Company with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

         (ii) a meeting of its shareholders is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed (except, in each case, where in connection with or for the purpose of an amalgamation, demerger, merger or reconstruction permitted under the Finance Documents);

         (iii) any person presents a petition, or files documents with a court or any registrar for, for its winding-up, administration or dissolution (except, in each case, where in connection with or for the purpose of an amalgamation, demerger, merger or reconstruction permitted under the Finance Documents) other than where the petition or filing is frivolous or vexatious and is being contested in good faith and is in any event discharged within 60 days;

         (iv) an order for its winding-up, administration or dissolution is made;

         (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or a substantial part of its assets and any such appointment is not being contested in good faith and with due diligence provided that to the extent that any such appointment is being so contested it is in any event discharged within 60 days of the date of the relevant appointment;

         (vi) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

         (vii) any other analogous step or procedure is taken in any jurisdiction.

(b) Paragraph (a) does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 60 days.

33.8     Creditors' process

         Any attachment, sequestration, distress or execution affects any asset(s) of the Company having an aggregate value of at least 'E'50,000,000 and is not contested in good faith and in any event is not discharged within 60 days.

33.9     Effectiveness of Finance Documents

         The Company repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

33.10    Failure to comply with final judgment

         The Company fails to comply with or pay any sum due from it under any enforceable final judgment or any enforceable final order made or given by any court of competent jurisdiction, in each case for an aggregate value of which would have a Material Adverse Effect.

33.11    Security

         A Security Agreement ceases to confer Security Interests over the undertaking, property, assets and rights of the Company over which it purports to create Security Interests and or those Security Interests are not first ranking security interests, except where such Security Interests are released in accordance with this Agreement.

33.12    Acceleration

         If an Event of Default is outstanding, the Facility Agent must, if so instructed by the Super Majority Lenders, by notice to the Company:

         (a)      cancel all or any part of the Total Commitments; and/or

         (b) declare that all or part of any amounts outstanding under this Agreement are:

                  (i)      immediately due and payable; and/or

                  (ii) payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

         Any notice given in accordance with this Subclause will take effect in accordance with its terms.

34.      THE ADMINISTRATIVE PARTIES

34.1     Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

                  (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

                  (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

34.2     Role of the Arrangers

         Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

34.3     No fiduciary duties

         Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for any interest or profit element on those moneys.

34.4     Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)      Each Administrative Party may:

         (i) carry on any business with the Company or its related entities (including acting as an agent or a trustee for any other financing); and

         (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with the Company or its related entities.

34.5     Reliance

         The Facility Agent may:

(a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c) engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)      act under the Finance Documents through its personnel and agents.

34.6     Super Majority Lenders' and/or the Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Super Majority Lenders and/or the Majority Lenders has not been exercised.

(c) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d) The Facility Agent may require from the Lenders the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Super Majority Lenders and/or the Majority Lenders as the case may be.

34.7     Responsibility

(a) No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c) Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

34.8     Exclusion of liability

(a) The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c) The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d) (i) Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

         (ii) Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

34.9     Event of Default

(a) The Facility Agent is not obliged to monitor or enquire whether an Event of Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Event of Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the event is an Event of Default; or

         (ii) is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or an Arranger) under this Agreement,

         it must promptly notify the other Finance Parties.

34.10    Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of the Company or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from the Company.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of the Company solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f) The Company irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which is received by it in its capacity as the Facility Agent, except for any confidential information as described in paragraph (e) above.

34.11    Indemnities

(a) Without limiting the liability of the Company under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

34.12    Compliance

         Each Administrative Party may refrain from doing anything (including disclosing any information) which might in its reasonable opinion, constitute a breach of any law or regulation or to be otherwise actionable at the suit of any person and may do anything which is necessary to comply with any law or regulation.

34.13    Resignation of the Facility Agent

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b) Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must consult with the Company prior to the appointment.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment and agrees to be bound by the terms of the Finance Documents in its capacity as Facility Agent. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

34.14    Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

34.15    Notice period

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

35.      EVIDENCE AND CALCULATIONS

35.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

35.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be made in good faith and set out in reasonable detail the basis of such rate or amount and will be, in the absence of manifest error, prima facie evidence of the matters to which it relates.

35.3     Calculations

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

36.      FEES

36.1     Facility Agent's fee

         The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

36.2     Participation fee

         The Company must pay to each Mandated Lead Arranger for its own account a participation fee in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Company.

36.3     Global Coordinators fee

         The Company must pay to each Global Coordinators for its own account a coordination fee in the manner agreed in the Fee Letter between the Global Coordinators and the Company.

36.4     Commitment fee

(a) The Company must pay a commitment fee to the Facility Agent for the account of the Lenders computed at the rate of:

         (i) 37.5 per cent. per annum of the Margin on the undrawn, uncancelled amount of each Lender's Tranche A Commitment from time to time from the Closing Date;

         (ii) 37.5 per cent. per annum of the Margin on the undrawn, uncancelled amount of each Lender's Tranche B Commitment from time to time from the Closing Date;

         (iii)    in the case of Tranche C:

                  (A) 0.25 per cent. per annum on the undrawn, uncancelled amount of each Lender's Tranche C Commitment from time to time from the Closing Date until and including the date of first utilisation of Tranche C; and

                  (B) 37.5 per cent. per annum of the Margin on the undrawn, uncancelled amount of each Lender's Tranche C Commitment thereafter.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

37.      INDEMNITIES AND BREAK COSTS

37.1     Currency indemnity

(a) The Company shall, as an independent obligation, indemnify each Finance Party against any loss or liability specified in a written demand which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of the Company's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, the Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

37.2     Other indemnities

(a) The Company shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)      the occurrence of any Event of Default;

         (ii) any failure by the Company to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

         (iii) (other than by reason of gross negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; and

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

                  The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

(b) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be an Event of Default; or

         (ii) acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

37.3     Break Costs

(a) The Company must pay to each Lender its Break Costs in the event of any Loan or overdue amount being repaid or prepaid on a day other than the last day of the Term applicable to that amount.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest (excluding Margin) which that Lender would have received for the period from the date of receipt of all or any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to all or any part of its share in a Loan or an overdue amount received by it on deposit with a leading bank in the European interbank market for a period starting on the date of receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

38.      EXPENSES

38.1     Initial costs

         The Company must pay to each Administrative Party within 30 days from demand the amount of all legal fees reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents up to an amount specified in a letter from Allen & Overy to the Company dated 26 November, 2004.

38.2     Subsequent costs

         The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

         (a) the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver or consent requested by or on behalf of the Company.

38.3     Enforcement costs

         The Company must pay to each Finance Party the amount of all

         (a) costs and expenses (including legal fees) incurred by it in connection with the enforcement of any Finance Document; and

         (b) all reasonable costs and expenses (including legal fees) incurred by it in connection with the preservation of any rights under any Finance Document.

39.      AMENDMENTS AND WAIVERS

39.1     Procedure

(a) Except as otherwise provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

39.2     Exceptions

(a)      An amendment or waiver which relates to:

         (i) The definition of Company (save in case of any of any merger which is not prohibited pursuant to Clause 32.4 (Mergers));

         (ii) the definitions of the Super Majority Lenders and/or the Majority Lenders in Clause 15.1 (Definitions);

         (iii) an extension of the date of payment of any amount to a Lender under this Agreement;

         (iv) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under this Agreement;

         (v) an increase in, or an extension of, a Commitment or the Total Commitments, or currency of utilisation;

         (vi) a term of a Finance Document which expressly requires the consent of each Lender; or

         (vii)    this Clause,

                  may only be made with the consent of all the Lenders.

(b)      An amendment or waiver which relates to:

         (i) Clauses 18.2(b) (Conditions precedent to first utilisation under Tranche A and Tranche B) and Clause 18.3(b) (Conditions precedent to first utilisation under Tranche C)

         (ii) Clauses 21.1 (Mandatory prepayment - illegality) and 21.3 (Mandatory prepayment - change of control);

         (iii)    Clause 21.4 (Mandatory prepayment for VTL requirement);

         (iv)     Clause 31.3 (Net financial position);

         (v) a release or amendment of any Security Agreement other than in accordance with the terms of this Agreement;

         (vi)     Clause 33.2 (Non-payment);

         (vii)    Clause 33.5 (Cross-default);

         (viii)   Clause 33.12 (Acceleration); or

         (ix) Clause 40.2 (Assignments and transfers by Lenders) or the right of a Lender to assign or transfer its rights or obligations under the Finance Documents,

                  may only be made with the consent of all the Super Majority Lenders.

(c) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(d) A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

39.3     Change of currency

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Agreement will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

39.4     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

40.      CHANGES TO THE PARTIES

40.1     Assignments and transfers by the Company

         The Company may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

40.2     Assignments and transfers by Lenders

(a) A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time after the date falling 12 months from the Closing Date assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution (the New Lender).

(b) Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of 'E'50,000,000 and must be pro rata across all Tranches of the Facility.

(c) Unless the Company otherwise agrees, each of the Original Lenders must retain, and may not assign or transfer:

         (i) 75 per cent of their original Commitment (and Loans made under that percentage of its original Commitment) for the period between 12 months from the Closing Date and 18 months from the Closing Date; and

         (ii) 50 per cent. of their original Commitment (and Loans made under that percentage of its original Commitment) from the date falling 18 months from the Closing Date.

(d) The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender or an Event of Default is outstanding (in which latter case an assignment or transfer may only be effected without consent if three Business Days' prior written notice is given to the Company and that notice specifies in reasonable detail the New Lender's name and address). The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless it is expressly refused within that time.

(e) The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(f)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or

         (ii) the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent and the Company that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that corresponding obligations are validly assumed by the New Lender.

(g) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of 'E'1,000.

(h) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

40.3     Procedure for transfer by way of novations

(a)      In this Subclause:

         Transfer Date means, for a Transfer Certificate, the later of:

                  (a) the proposed Transfer Date specified in that Transfer Certificate; and

                  (b) the date on which the Facility Agent executes that Transfer Certificate.

(b)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate;

         (ii)     the Facility Agent executes it; and

         (iii) subject to Clause 40.2(d) the Company countersigns it confirming its acceptance only where the consent of the Company to such transfer is required pursuant to the terms of this Agreement unless that consent is deemed to have been given.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c) Each Party (other than the Existing Lender and the, save where the Company is required to countersign for the purposes of (b)(iii) New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

         (ii) the Existing Lender will be released from those obligations and cease to have those rights.

(e) The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

40.4     Limitation of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness, performance, effectiveness or enforceability of:

         (i)      any Finance Document or any other document;

         (ii)     the financial condition of the Borrower;

         (iii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

         (iv) non-performance by the Company of its obligations under any Finance Document or otherwise,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of the Company and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by the Company of its obligations under any Finance Document or otherwise.

40.5     Costs resulting from change of Lender or Facility Office

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to pay a Tax Payment or an Increased Cost,

         then, unless the assignment, transfer or change is made by a Lender to mitigate, with the prior written consent of the Company, any circumstances giving rise to a Tax Payment, Increased Cost or right to be prepaid and/or cancelled by reason of illegality, the Company need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

41.      DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of the Company for the purpose of or in connection with the Finance Documents including any information provided to the Mandated Lead Arrangers prior to the date of this Agreement in connection with the making available of this Facility. However, a Finance Party is entitled to disclose information:

         (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

         (ii) in connection with any legal or arbitration proceedings against the Company;

         (iii) if and to the extent required to do so under any law or regulation or by a court;

         (iv) to a governmental, banking, taxation or other regulatory authority where it is required to make the disclosure;

         (v) to its professional advisers for purposes connected with the Finance Documents and only where those advisers are under a duty of confidentiality and are aware that the information provided to them is confidential;

         (vi)     to the extent allowed under paragraph (b) below; or

         (vii)    with the agreement of the Company.

(b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

         (i)      a copy of any Finance Document; and

         (ii) any information which that Finance Party has acquired under or in connection with any Finance Document.

         However, before a participant may receive any confidential information, it must agree with the relevant Finance Party, and for the benefit of the Company, to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

42.      SET-OFF

42.1     Contractual set-off

         The Company authorises each Lender at any time whilst an Event of Default is continuing to apply any matured credit balance held in cash to which the Company is entitled on any of its accounts with such Lender in satisfaction of any sum due and payable by the Company to such Lender under this Agreement but unpaid. For this purpose, each Lender is authorised to purchase at market rate with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Any Lender exercising its rights under this Clause shall notify the Company promptly after set-off is applied.

42.2     Set-off not mandatory

         No Lender shall be obliged to exercise any right given to it by Clause

42.1 (Contractual set-off).

43.      PRO RATA SHARING

43.1     Redistribution

         If any amount owing by the Company under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

         (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

         (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

         (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

43.2     Effect of redistribution

(a) The Facility Agent must treat a redistribution as if it were a payment by the Company under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the Company will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)      If:

         (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to the Company; and

         (ii) the recovering Lender has paid a redistribution in relation to that recovery,

         each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement and the obligations of the Company under this sub-clause will be adjusted accordingly.

43.3     Exceptions

         Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

         (a) it would not, after the payment, have a valid and enforceable claim against the Company in the amount of the redistribution; or

         (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

                  (i) the recovering Lender notified the other Finance Party and/or Facility Agent of those proceedings; and

                  (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

44.      SEVERABILITY

         If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

45.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

46.      NOTICES

46.1     In writing

(a) Any communication under or in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

         (i) in person, by post, fax, e-mail or any other electronic communication approved by the Facility Agent and the Company; or

         (ii) if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b) For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

46.2     Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)      The contact details of the Company for this purpose are:

         Olimpia S.p.A.

         Address:       Viale Sarca, 222
                        I-20126 Milano
         Fax number:    +39 02 6442 2461
         E-mail:        Celeste.Belloli@pirelli.com
         Attention:     Ms. Silvia Gironi

(c)      The contact details of the Facility Agent for this purpose are:

         Banca di Roma S.p.A.  - Sede di Milano

         Address:       Piazza Edison, 1
                        I-20123 Milano
         Fax number:    +39 02 80273 564
         E-mail:        Saverio.Giambitto@capitalia.it; Francesco.Polito@capitalia.it
         Attention:     Messrs. Saverio Giambitto / Francesco Polito

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

46.3     Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, when received by the recipient as shown in the return receipt;

         (iii)    if by fax, when received in legible form; and

         (iv) if by e-mail or any other electronic communication, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

46.4     The Company

         All formal communication under the Finance Documents to or from the Company must be sent through the Facility Agent.

47.      LANGUAGE

(a) Any notice given in connection with a Finance Document must be in English.

(b) Except where expressly provided otherwise in this Agreement, any other document provided in connection with a Finance Document must be:

         (i)      in English; or

         (ii)     in Italian.

48.      GOVERNING LAW

         This Agreement is governed by English law.

49.      ENFORCEMENT

49.1     Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document).

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and the Company waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, the Finance Parties may take:

         (i)     proceedings in any other court; and

         (ii)    concurrent proceedings in any number of jurisdictions.

49.2     Service of process

(a) The Company irrevocably appoints Pirelli International Limited as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) The Company agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   ALLEGATO 1

                                ORIGINAL PARTIES

Name of Original Lender                                         Commitments

Column 1                         Column 2           Column 3           Column 4           Column 5

                                Tranche A          Tranche B          Tranche C            Total

Banca Intesa S.p.A           'E' 437,500,000     'E' 14,583,333     'E' 47,916,667    'E' 500,000,000

Banca di Roma S.p.A.         'E' 371,875,000     'E' 12,395,833     'E' 40,729,167    'E' 425,000,000

Bipop Carire S.p.A.           'E' 8,750,000       'E' 291,667        'E' 958,333       'E' 10,000,000

Banco di Sicilia S.p.A.       'E' 17,500,000      'E' 583,333       'E' 1,916,667      'E' 20,000,000

IRFIS Mediocredito della      'E' 4,375,000        'E'145,833        'E' 479,167       'E' 5,000,000
Sicilia S.p.A.

MCC S.p.A.                    'E' 35,000,000     'E' 1,166,667      'E' 3,833,333      'E' 40,000,000

Unicredit Banca d'Impresa    'E' 437,500,000     'E' 14,583,333     'E' 47,916,667    'E' 500,000,000
S.p.A.

Calyon S.A. Succursale di    'E' 306,250,000     'E' 10,208,333     'E' 33,541,667    'E' 350,000,000
Milano

Morgan Stanley Bank          'E' 306,250,000     'E' 10,208,334     'E' 33,541,666    'E' 350,000,000
International Limited,
Milan Branch

Morgan Stanley European              --                 --                 --                 --
Funding, Inc.

Societe Generale,            'E' 175,000,000     'E' 5,833,334      'E' 19,166,666    'E' 200,000,000
Succursale di Milano

Total Commitments            'E'2,100,000,000    'E'70,000,000      'E'230,000,000    'E'2,400,000,000

                                   ALLEGATO 2

                         CONDITIONS PRECEDENT DOCUMENTS

Company

2. A copy of the constitutional documents of the Company (which may be provided in original language).

3. A copy of a resolution of the board of directors of the Company (which may be provided in original language);

         (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

         (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

4. A specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. A certificate of the Head of Pirelli Finance Legal Department certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. Certificato di vigenza for the Company including a non-insolvency statement.

7. Evidence that the agent of the Company under the Finance Documents for service of process in England has accepted its appointment.

Security document(s)

1. Evidence that the original Security Agreements listed in Allegato 6 (Security Agreements), paragraph (a), will be duly executed promptly upon the first Utilisation..

2. Evidence that registration of the original Security Agreement listed in Allegato 6 (Security Agreements), paragraph (a), will occur promptly following the first Utilisation Date..

3. Evidence that any existing Security Interest on the assets which are the subject of the Security Agreement referred to in paragraph 1 above has been or will be released on or before the first Utilisation Date (subject to the registration requirements referred to paragraph (2) above being complied with) and that all Financial Indebtedness secured by that Security Interest will, have been irrevocably and unconditionally repaid and discharged in full on or before the first Utilisation Date.

Legal opinions

A legal opinion of Allen & Overy, Studio Legale Associato, as to matters of English and Italian law addressed to the Finance Parties.

Other documents and evidence

Evidence that all fees due and payable before the Closing Date from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

                                   ALLEGATO 3

                                 FORM OF REQUEST

         To:      [AGENT] as Facility Agent

         From:    [              ]

         Date:    [              ]

                OLIMPIA S.p.A. 'E'2,400,000,000 Credit Agreement
                    dated 12th January, 2005 (the Agreement)

1. We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.       We wish to borrow a Loan on the following terms:

         (iv)     Utilisation Date: [                ]

         (v)      Tranche: [                ]

         (vi)     Amount/currency: [                ]

         (vii)    Term: [                ].

3.       Our payment instructions are: [                ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.       This Request is irrevocable.

By:

[                ]

                                   ALLEGATO 4

                          FORM OF TRANSFER CERTIFICATE

To:      [AGENT] as Facility Agent

From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:    [      ]

                OLIMPIA S.p.A. 'E'2,400,000,000 Credit Agreement
                    dated 12th January, 2005 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.       The proposed Transfer Date is [     ].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 40.4 (Limitation of responsibility of Existing Lender).

5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.       This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Rights and obligations to be transferred by novation
      [insert relevant details, including applicable Commitment (or part)]

                    Administrative details of the New Lender

           [insert details of Facility Office, address for notices and payment details etc.]

         [EXISTING LENDER]                      [NEW LENDER]

         By:                                    By:

         The Transfer Date is confirmed by the Facility Agent as [      ].

         [AGENT]

         By:

Countersigned by way of acceptance (2)

By The Company/The Facility Agent

on behalf of the Company

_________________

(2) Only to the extent required by the Agreement. The company will need to countersign to acknowledge continuation of security post transfer.

                                   ALLEGATO 5

                         FORM OF COMPLIANCE CERTIFICATE

To:      [AGENT] as Facility Agent

From:    OLIMPIA S.p.A.

Date:    [          ]

                OLIMPIA S.p.A. 'E'2,400,000,000 Credit Agreement
                    dated 12th January, 2005 (the Agreement)

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.       We confirm that as at [the date of the financial statements delivered
         together with this compliance certificate]/[     ], Net Financial
         Position is [o].

3.       The figures set out in paragraph 2 above are calculated as follows:

         [o]

OLIMPIA S.p.A.

By:

[insert applicable certification language]

                                   ALLEGATO 6

                               SECURITY AGREEMENTS

(b) A first ranking pledge over TI Shares, TI Convertible Bonds and /or TI Warrants in favour of the Lenders.

(c) A first ranking pledge over any additional Collateral in favour of the Lenders.

                                   ALLEGATO 7

                               RELEASE CERTIFICATE

RELEASE CERTIFICATE

From:    Olimpia S.p.A

To:      Facility Agent

[Date]

Dear Sirs,

Request for Collateral release

(b) We refer to the revolving credit facility agreement (the Facility Agreement) dated [o] (as amended) whereby a 'E'2.4 billion revolving loan facility was made available to Olimpia S.p.A. as borrower by a group of lenders on whose behalf you act as agent in connection therewith. Terms defined in the Facility Agreement shall have the same meaning in this notice.

4.       We hereby certify to you that

         (i)      VTL (calculated in accordance with the provisions of Clause
                  21.8 as at the Calculation Date immediately preceding the date hereof) is equal to or greater than 140 per cent.;

         (ii) no Event of Default has occurred and is continuing and all other applicable provisions of Clause 21.8 (Optional reduction of Collateral) have been complied with; and

         (iii) all Repeating Representations are true in all material respects on and as of the date hereof, reference to the facts and circumstances subsisting as at the date hereof.

5.       We hereby request that an amount equal to [[     ]
         shares/warrants/convertible bonds] in Telecom Italia S.p.A. be released from the pledge agreement entered into by us on [ ], such that the VTL [(calculated in accordance with the provisions of Clause 21.8 following such release shall be 130 per cent.

6. We hereby acknowledge and agree that this Release Certificate shall constitute a Finance Document for the purposes of the Facility Agreement.

Kindly acknowledge receipt of this letter.

Yours faithfully

...................

for and on behalf of

Olimpia S.p.A.

                                   SIGNATORIES

Company

OLIMPIA S.p.A.


By:


Mandated Lead Arrangers


Banca Intesa S.p.A.


By:


MCC S.p.A.


By:


UniCredit Banca Mobiliare S.p.A.


By:


Calyon S.A. Succursale di Milano


By:


Morgan Stanley Bank International Limited, Milan Branch


By:


Societe Generale, Succursale di Milano


By:


Original Lenders

Banca Intesa S.p.A.


By:


Banca di Roma S.p.A.


By:


Bipop Carire S.p.A.


By:


Banco di Sicilia S.p.A.


By:


IRFIS Mediocredito della Sicilia S.p.A.


By:


MCC S.p.A.


By:


Unicredit Banca d'Impresa S.p.A.


By:


Calyon S.A. Succursale di Milano


By:


Morgan Stanley Bank International Limited, Milan Branch


By:

Morgan Stanley European Funding, Inc


By:


Societe Generale, Succursale di Milano


By:


Facility Agent


Banca di Roma S.p.A.


By: